Exhibit 10.8.1

AMENDMENT ONE

TO

EMPLOYMENT AGREEMENT

This Amendment One to the Employment Agreement (“First Amendment”) is made as of the 4th day of November, 2004 between VIRGINIA HONEY COMPANY, INC., a Virginia corporation (the “Company”) and TERRY W. HESS (the “Employee”).

RECITALS

1.                                       The Company and Employee entered into an Employment Agreement on July 1, 2001 (“Employment Agreement”) whereby the Company hired the Employee to serve as an executive officer of the Company.

2.                                       The Company and Employee desire to amend the Employment Agreement extending the term of the Employment Agreement.

CLAUSES

NOW, THEREFORE, for and in consideration of the above premises and mutual agreements hereinafter set forth, the Employee and the Company agree as follows:

1.                                       Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meanings as set forth in the Employment Agreement.

2.                                       Term.  Section 3 of the Employment Agreement is hereby deleted and replaced by the following new Section 3:

“3.                                 TERM.  The term of Terry’s employment under this Agreement shall be for the period commencing from the Closing Date and continuing through December 31, 2007, subject to early termination as set forth herewith (the “Term”).”

3.                                       Ratification.  In all other respects, the Employment Agreement, as amended by this First Amendment, is hereby ratified and confirmed.

IN WITNESS WHEREOF, Employee and the Company have executed and delivered this First Amendment as of the date first shown above.

EMPLOYEE:	COMPANY:

TERRY W. HESS	VIRGINIA HONEY COMPANY, INC.

By:

Title:

	Address:	2222 West Lake Street
Chicago, Illinois 60612